Exhibit 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of July 22, 2024, is made by and among CB Holdings, Inc., a Nevada corporation (“HoldCo”), Fulton AC 1 LLC, a Delaware limited liability company (“CBRG Sponsor” or the “Holder”), Chain Bridge I, a Cayman Islands exempted company (“CBRG”), Phytanix Bio, a Nevada corporation (the “Company”). HoldCo, CBRG, the Company and the CBRG Sponsor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, CBRG, the Company, HoldCo and other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement”);

WHEREAS, as of the date of this Agreement, CBRG Sponsor owns 3,166,000 CBRG Class B Shares; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the CBRG Sponsor will agree to (i) vote all CBRG Shares owned by him, her or it in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Mergers), and (ii) subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the CBRG Merger Effective Time, to waive any adjustment to the conversion ratio set forth in the Governing Documents of CBRG or any other anti-dilution or similar protection, in each case, with respect to the CBRG Class B Shares owned by him, her or it in connection with the transaction contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.                   Consent to Business Combination; Agreement to Vote.

a.                    Pursuant to Section 3 of that certain Letter Agreement, dated as of November 9, 2021 (the “Insider Letter Agreement”), by and among CBRG and the Insiders, the CBRG Sponsor hereby consents to the entry by CBRG into the Business Combination Agreement and each other Ancillary Document to which CBRG is or will be a party (the “CBRG Sponsor Consent”).

b.                    CBRG Sponsor (in his, her or its capacity as a shareholder of CBRG and on behalf of himself, herself or itself), by this Agreement, with respect to all CBRG Shares held by him, her or it (together with any other Equity Securities of CBRG that such CBRG Shareholder holds of record or beneficially as of the date or this Agreement or acquires record or beneficial ownership of after the date hereof, collectively the “Subject CBRG Equity Securities”), hereby agrees during the term of this Agreement: (i) to vote (or cause to be voted) or execute and deliver written resolutions (or cause written resolutions to be executed and delivered), at any meeting of the shareholders of CBRG, including the CBRG Shareholders Meeting, however called, or any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of CBRG is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such CBRG Shareholder’s Subject CBRG Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject CBRG Equity Securities held by such CBRG Shareholder at such time (x) in favor of the approval and adoption of the Transaction Proposals, (y) against any arrangement, merger, amalgamation, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CBRG (other than the Transactions), and (z) against any matter, action or proposal that would reasonably be expected to result in (1) a breach of any of CBRG covenants, agreements or obligations under the Business Combination Agreement, or (2) any of the conditions to the Closing set forth in Sections 6.1 or 6.3 of the Business Combination Agreement not being satisfied; (ii) not to redeem, elect to redeem or tender or subject any of such CBRG Shareholder’s Subject CBRG Equity Securities for redemption in connection with the Business Combination Agreement or the Transactions; and (iii) not to enter into any Contract to take any action inconsistent with the foregoing.

2.                   Waiver of Anti-dilution Protection. CBRG Sponsor hereby (a) irrevocably and unconditionally waives, subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the CBRG Merger Effective Time for himself, herself or itself and for his, her or its successors, heirs and assigns, to the fullest extent permitted by Law and the Governing Documents of CBRG, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections, including as set forth in Article 12 of the Pre-Closing CBRG Articles of Association, with respect to the rate that the CBRG Class B Shares held by him, her or it convert into CBRG Class A Shares in connection with the transactions contemplated by the Business Combination Agreement, and therefore the CBRG Class B Shares held by CBRG Sponsor shall convert into the right to receive HoldCo Shares (or an equivalent Equity Security) at the CBRG Merger Effective Time on a one-to-one basis.

3.                   Other Covenants. CBRG Sponsor hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and Section 5.4 (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if CBRG Sponsor is directly a party thereto, and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement (and, for the avoidance of doubt, the hanging paragraph at the end of Section 5.6 of the Business Combination Agreement as it pertains to Section 5.6(b) of the Business Combination Agreement) to the same extent as such provisions apply to CBRG, as if CBRG Sponsor is directly party thereto.

4.                   Representations and Warranties of CBRG Sponsor. CBRG Sponsor represents and warrants, solely with respect to himself, herself or itself, and not on behalf of any other Party, to each of CBRG, HoldCo and the Company as follows:

a.                    CBRG Sponsor is an exempted company, corporation, limited liability company or other applicable business entity duly organized and/or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation, registration, formation and/or organization (as applicable).

b.                    CBRG Sponsor has the requisite corporate, limited liability company or other similar power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of CBRG Sponsor. This Agreement has been duly and validly executed and delivered by CBRG Sponsor and constitutes a valid, legal and binding agreement of CBRG Sponsor (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against CBRG Sponsor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c.                    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of CBRG Sponsor with respect to CBRG Sponsor’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) any filings with the SEC related to CBRG Sponsor’s ownership of Equity Securities of CBRG or the transactions contemplated by the Business Combination Agreement, this Agreement or any other Ancillary Documents to which CBRG Sponsor is a party, (ii) compliance with the listing requirements of Nasdaq and such filings with and approvals of Nasdaq to permit the HoldCo Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the CBRG Plan of Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Law or by any other applicable Law to make the CBRG Merger effective, or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings expressly contemplated by the Business Combination Agreement, or the absence of which would not adversely affect the ability of CBRG Sponsor to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

d.                   None of the execution or delivery of this Agreement by CBRG Sponsor, the performance by CBRG Sponsor of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of CBRG Sponsor’s Governing Documents, (ii) other than the consent contemplated by Section 1(a), result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which CBRG Sponsor is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which CBRG Sponsor or any of its Subject CBRG Equity Securities are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon its Subject CBRG Equity Securities (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of CBRG Sponsor to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

e.                    CBRG Sponsor is, as of the date hereof, the record and beneficial owner of, and has valid, good and marketable title to, the CBRG Shares owned by him, her or it (if any) as set forth on Exhibit A hereto free and clear of all Liens, other than transfer restrictions under applicable Securities Laws or in respect of this Agreement, the Business Combination Agreement, the other Ancillary Documents, the Governing Documents of CBRG or such Person or any Contracts or other arrangements described in the CBRG SEC Reports. CBRG Sponsor does not, as of the date hereof, own, of record or beneficially, any other Equity Securities of CBRG other than the applicable CBRG Shares owned by it (if any) set forth opposite its name on Exhibit A hereto. CBRG Sponsor has the right to direct the vote (or written resolutions in respect of, as applicable) the CBRG Shares owned by it (if any) as set forth on Exhibit A hereto as of the date hereof. Except for this Agreement, the Business Combination Agreement, the other Ancillary Documents, the Governing Documents of CBRG or such Person, any other Contracts or arrangements described in the CBRG SEC Reports, or any proxy (or similar arrangement) given for purposes of voting in favor of (or otherwise approving) the Transaction Proposals, CBRG Sponsor is not party to or bound by (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require CBRG Sponsor to Transfer any of the CBRG Shares owned by it (if any) or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the CBRG Shares owned by it (if any) in a manner inconsistent with the requirements of this Agreement, in the case of either clause (i) or (ii), that would adversely affect the ability of CBRG Sponsor to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

f.                    As of the date hereof, there is no Proceeding pending or, to CBRG Sponsor’s knowledge, threatened against or involving him, her, it or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of him, her or it to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.

g.                   As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to CBRG Sponsor or any of its Affiliates that would reasonably be expected to adversely affect the ability of CBRG Sponsor to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.

h.                   CBRG Sponsor on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) CBRG Sponsor and its Representatives have conducted their own independent review and analysis of, and, based thereon, have formed an independent judgment concerning, the business, assets, condition, operations and prospects of, CBRG, the Company and the transactions contemplated by the Business Combination Agreement, and (ii) CBRG Sponsor and its Representatives have been furnished with or given access to such documents and information about CBRG, the Company and their respective businesses and operations as CBRG Sponsor and its Representatives have deemed necessary to enable him, her or it to make informed decisions with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which CBRG Sponsor is or will be a party and the transactions contemplated hereby and thereby.

i.                     In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, CBRG Sponsor has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in this Agreement and the other Ancillary Documents to which it is or will be a party and no other representations or warranties of CBRG or the Company (including, for the avoidance of doubt, none of the representations or warranties of CBRG or the Company set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and CBRG Sponsor, on its own behalf and on behalf of its Representatives, acknowledges, forth in this Agreement or in the other Ancillary Documents to which it is or will be a party, none of CBRG, HoldCo, the Company or any other Person makes or has made any representation or warranty, either express or implied, to CBRG Sponsor in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

5.                   Representations and Warranties of the Company. The Company represents and warrants, to each of CBRG, CBRG Sponsor and HoldCo as follows:

a.                   The Company is a corporation duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.                   The Company has the requisite corporate, limited liability company or other similar power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against such Person in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c.                    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to its execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby related, (ii) the filing of the Company Certificate of Merger, or (iii) any other consents, approvals, authorizations, designations, declarations, waivers or filings disclosed in the Company Disclosure Schedules or expressly contemplated by the Business Combination Agreement or the absence of which would not adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

d.                   None of the execution or delivery of this Agreement by the Company, the performance by the Company of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Company is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon the CBRG Shares (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not to adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

e.                    As of the date hereof, there is no Proceeding pending or, to the Company’s knowledge, threatened against the Company or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

f.                    As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to the Company or any of its Affiliates that would reasonably be expected to adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g.                    In entering into this Agreement, the Company has relied solely on its own investigation and analysis and the representations and warranties of CBRG Sponsor expressly set forth in this Agreement and no other representations or warranties of CBRG Sponsor or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the CBRG Sponsor expressly set forth in this Agreement and the representations and warranties of the other Persons expressly set forth in the Business Combination Agreement and the other Ancillary Documents, none of the CBRG Sponsors or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

6.                   Representations and Warranties of CBRG. Except as set forth in any CBRG SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), CBRG represents and warrants to each of the CBRG Sponsors, HoldCo and the Company as follows:

a.                   CBRG is an exempted Company duly incorporated and registered, validly existing and in good standing under the Laws of its jurisdiction of incorporation and registration (as applicable).

b.                   CBRG has the requisite corporate, limited liability company or other similar power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of CBRG. This Agreement has been duly and validly executed and delivered by CBRG and constitutes a valid, legal and binding agreement of CBRG (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against such CBRG in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c.                    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of CBRG with respect to its execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) compliance with the listing requirements of Nasdaq and such filings with and approvals of Nasdaq to permit the HoldCo Shares to be issued in connection with the transactions contemplated by Business Combination Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the CBRG Plan of Merger, the Company Certificate of Merger, and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Law or by any other applicable Law to make the Mergers effective, (iv) the CBRG Sponsor Consent, (v) the approvals and consents to be obtained by CBRG Merger Sub and Company Merger Sub pursuant to the Business Combination Agreement, (vi) the CBRG Shareholder Approval or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings expressly contemplated by the Business Combination Agreement, or the absence of which would not adversely affect the ability of CBRG to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

d.                   None of the execution or delivery of this Agreement by CBRG, the performance by CBRG of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of CBRG’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which CBRG is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which CBRG or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon the CBRG Shares (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not to adversely affect the ability of CBRG to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

e.                    As of the date hereof, there is no Proceeding pending or, to CBRG’s knowledge, threatened against CBRG or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of CBRG to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

f.                    As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to CBRG or any of its Affiliates that would reasonably be expected to adversely affect the ability of CBRG to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g.                   In entering into this Agreement, CBRG has relied solely on its own investigation and analysis and the representations and warranties of the CBRG Sponsor expressly set forth in this Agreement and no other representations or warranties of the CBRG Sponsor or any other Person, either express or implied, and CBRG, on its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the CBRG Sponsor expressly set forth in this Agreement and the representations and warranties of the other Persons expressly set forth in the Business Combination Agreement and the other Ancillary Documents, none of the CBRG Sponsor or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

7.                   Representations and Warranties of HoldCo. HoldCo represents and warrants to each of the CBRG Sponsor, CBRG and the Company as follows:

a.                    HoldCo is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.                   HoldCo has the requisite corporate, limited liability company or other similar power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of HoldCo. This Agreement has been duly and validly executed and delivered by HoldCo and constitutes a valid, legal and binding agreement of HoldCo (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against HoldCo in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c.                    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of HoldCo with respect to its execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) compliance with the listing requirements of Nasdaq and such filings with and approvals of Nasdaq to permit the HoldCo Shares to be issued in connection with the transactions contemplated by Business Combination Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the CBRG Plan of Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Law or by any other applicable Law to make the CBRG Merger effective, (iv) the filing of the Company Certificate of Merger, or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings expressly contemplated by the Business Combination Agreement, or the absence of which would not adversely affect the ability of HoldCo to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

d.                   None of the execution or delivery of this Agreement by HoldCo, the performance by HoldCo of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of HoldCo’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which HoldCo is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which HoldCo or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon the HoldCo Shares (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not to adversely affect the ability of HoldCo to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

e.                    As of the date hereof, there is no Proceeding pending or, to HoldCo’s knowledge, threatened against HoldCo or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of HoldCo to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

f.                    As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to HoldCo or any of its Affiliates that would reasonably be expected to adversely affect the ability of HoldCo to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g.                   In entering into this Agreement, HoldCo has relied solely on its own investigation and analysis and the representations and warranties of the CBRG Sponsor expressly set forth in this Agreement and no other representations or warranties of the CBRG Sponsor or any other Person, either express or implied, and HoldCo, on its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the CBRG Sponsor expressly set forth in this Agreement and the representations and warranties of the other Persons expressly set forth in the Business Combination Agreement and the other Ancillary Documents, none of the CBRG Sponsor or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

8.                   Termination; Non-Survival.

a.                    Subject to Section 8(b), this Agreement shall automatically terminate, without any notice or other action by any Party, upon the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud, and (ii) this Section 8(a) and Sections 9, 10, 11, 13, 14 and 15 and Section 12 (solely to the extent related to this Section 8 or Sections 9, 10, 11, 13, 14 or 15) shall survive any termination of this Agreement.

b.                   Notwithstanding anything to the contrary herein, the representations, warranties, agreements and covenants in this Agreement shall terminate at the CBRG Merger Effective Time, except for (i) those covenants and agreements that, by their terms, contemplate performance after the CBRG Merger Effective Time, (ii) Section 1(a), this Section 8(b), Section 9, Section 10 and Section 11.

9.                   Non-Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of any Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein. Notwithstanding anything to the contrary in this Agreement, in no event shall CBRG have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of CBRG Sponsor under this Agreement (including related to or arising out of any breach of any such covenant, agreement or obligation by CBRG Sponsor).

10.                Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) CBRG Sponsor makes no agreement or understanding herein in any capacity other than in CBRG Sponsor’s capacity as a record holder and beneficial owner of CBRG Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by CBRG Sponsor or any representative of the CBRG Sponsor serving as a member of the board of directors (or other similar governing body) of CBRG or any of its Affiliates (including HoldCo) or as an officer, employee or fiduciary of CBRG or any of its Affiliates (including HoldCo), in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of CBRG or such Affiliate.

11.                No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

12.                Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13.                Fees and Expenses. Except, in the case of CBRG, HoldCo and the Company, as otherwise expressly set forth in the Business Combination Agreement (include Section 7.2(b) thereof), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by the CBRG Sponsor on or prior to the Closing shall, in the sole discretion of the CBRG Sponsor, be allocated to CBRG and deemed to be fees and expenses of CBRG.

14.                No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or CBRG or any its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the CBRG Shares held by CBRG Sponsor. All rights, ownership and economic benefits of and relating to the applicable CBRG Shares shall remain vested in and belong to CBRG Sponsor, and the Company and CBRG (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct CBRG Sponsor in the voting of any of the CBRG Shares owned by it (if any), except as otherwise expressly provided herein with respect to the CBRG Shares owned by it (if any). Except as otherwise set forth in Section 1(b), CBRG Sponsor shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the shareholders of CBRG.

15.                Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by the Parties, and any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party(ies) against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Subject to Section 11, none of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by (a) CBRG Sponsor without the prior written consent of CBRG, HoldCo and the Company, (b) the Company without the prior written consent of the CBRG Sponsor and CBRG, (c) CBRG without the prior written consent of the CBRG Sponsor, HoldCo and the Company, or (d) HoldCo without the prior written consent of CBRG and the Company (any such consent contemplated by the foregoing clauses (a) - (d) not to be unreasonably withheld, conditioned or delayed). Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 15 shall be null and void ab initio.

16.                Notices. Any notice, requests, claims, demands and other communications hereunder shall be sent in writing and shall be deemed to have been duly given by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

a.                    If to any CBRG Party (prior to the Company Merger Effective Time) or the CBRG Sponsor, to:

c/o Chain Bridge I

Attention:             Andrew Cohen

E-mail: ac@creo-llc.com

with a copy, which shall not constitute notice, to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave, NW, Ste. 900

Washington, DC 20001

Attention: Jonathan Talcott and Peter Strand

Telephone: (202) 689-2806

Email: jon.talcott@nelsonmullins.com and peter.strand@nelsonmullins.com

b.                   If to the Company or to HoldCo (after the Company Merger Effective Time), to:

Phytanix Bio, Inc.

Attention: Barrett Evans

701 Anacapa Street, Suite C

Santa Barbara, CA 93101

Email: bevans@phytanix.com

with a copy, which shall not constitute notice, to:

Law Offices of Catherine Basinger Evans

Attention: Catherine Evans

Email: cevans@cjbelaw.com

Telephone: (805) 351-3949

17.                Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Sponsor Shares” means (a) prior to the occurrence of the Company Merger Effective Time, the CBRG Class B Shares and (b) at and after the occurrence of the Company Merger Effective Time, the HoldCo Shares issued to the CBRG Sponsor in respect of its CBRG Class B Shares by virtue of the CBRG Merger, as the context so requires.

“Permitted Transferee” means, with respect to any Person, (a) such Person’s Affiliates, (b) any direct or indirect members, partners (whether general or limited partners) or equityholders of such Person or any of its Affiliates or any officers, directors or employees of such Person or any Affiliates of any of the foregoing, (c) such Person’s immediate family or family member of any of such Person’s officers or directors, (d) any trust for the direct or indirect benefit of such Person or the immediate family of such Person, (e) if such Person is a trust, to the trustee or beneficiary(ies) of such trust or to the estate of a beneficiary of such trust, or (f) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares (as such term is defined in the Insider Letter Agreement) or Private Placement Shares (as such term is defined in the Insider Letter Agreement), as applicable, were originally purchased.

“Stock Price” means, on any Trading Day, the volume-weighted average sale price per share of HoldCo Shares reported as of 4:00 p.m., New York City time on such date by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the trading market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as the trading market publicly announces is the official close of trading), as reported by Bloomberg, or if not available on Bloomberg, as reported by Morningstar, or, if not available on Bloomberg or Morningstar, by an authoritative source generally used for such purposes.

“HoldCo Sale” means, at any time after the CBRG Merger Effective Time, (a) a purchase, sale, exchange, merger, business combination or other transaction or series of related transactions in which all or a majority of the HoldCo Shares are, directly or indirectly, converted into cash, securities or other property or non-cash consideration of or paid by any Persons, including any Persons acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) (other than, in the case of this clause (a), any transaction in which the holders of HoldCo Shares as of immediately prior to the consummation of such transaction continue to own all or substantially all of the Equity Securities of HoldCo (or any successor or parent entity of HoldCo) immediately following the consummation of such transaction(s)), (b) a direct or indirect sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or a majority of the assets of HoldCo, as determined on a consolidated basis, to an unrelated person or entity, including parties acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) or (c) any transaction or series of related transactions that results, directly or indirectly, in the shareholders of HoldCo as of immediately prior to such transaction(s) holding, in the aggregate, less than fifty percent (50%) of the outstanding voting power of the outstanding stock or other equity interests of HoldCo or any resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction or less than fifty percent (50%) of the Equity Securities of HoldCo or any resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction (whether voting or non-voting) immediately after the consummation thereof (in the case of each of clause (a), (b) or (c), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase, issuance, sale or transfer of Equity Securities or assets or otherwise).

“Trading Day” means any day on which trading is generally conducted on NASDAQ or any other exchange on which the HoldCo Shares are traded on or after the Closing.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person. Notwithstanding the foregoing or anything to the contrary herein, in the case of CBRG Sponsor or any of its Permitted Transferees, any indirect sale, transfer, pledge, encumbrance, hypothecation or similar disposal that is not for the express purpose of indirectly transferring Equity Securities of CBRG (prior to the CBRG Merger Effective Time) or HoldCo (after the CBRG Merger Effective Time) shall not be deemed to be a Transfer hereunder.

18.                Incorporation by Reference. Section 8.2 (Entire Agreement) (but only the first sentence thereof), Section 8.5 (Governing Law), Section 8.7 (Construction; Interpretation), Section 8.10 (Severability), Section 8.11 (Counterparts; Electronic Signatures), Section 8.15 (Waiver of Jury Trial) and Section 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are each incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Chain Bridge I, a Cayman Islands exempted company

By:	/s/ Andrew Cohen
Name: Andrew Cohen
Title: Chief Executive Officer

CB Holdings, Inc., a Nevada corporation

By:	/s/ Andrew Cohen
Name: Andrew Cohen
Title: Authorized Signatory

Fulton AC I LLC, a Delaware limited liability company

By:	/s/ Andrew Cohen
Name: Andrew Cohen
Title: Authorized Signatory

Phytanix Bio, a Nevada corporation

By:	/s/ Barrett Evans
Name: Barrett Evans
Title: Chief Executive Officer

Exhibit A

CBRG Shares held by CBRG Sponsor

CBRG Shares
3,166,000 Class B ordinary shares